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EXHIBIT 11.1 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

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                                                                       QUARTER ENDED DECEMBER 31,
                                                                    --------------------------------
                                                                        1997                1996
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
PRIMARY INCOME PER COMMON SHARE:

Net income applicable to common shareholders                        $  1,070,000         $   235,000
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Weighted average number of shares outstanding
     Common stock                                                     10,430,000           6,872,000
     5% convertible preferred stock                                       24,000              54,000
     5% Series B convertible preferred stock                                                 221,000
     Series C preferred stock                                          1,243,000
     Common stock purchase options and warrants                        2,680,000           2,848,000
     Convertible notes                                                    64,000
     Assumed repurchase of common stock                                 (880,000)         (1,033,000)
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Weighted average number of shares outstanding                         13,561,000           8,962,000
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Primary income per common share                                     $       0.08         $      0.03
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
                                                                      SIX MONTHS ENDED DECEMBER 31,
                                                                    --------------------------------
                                                                        1997                 1996
                                                                    ------------         -----------
FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:

Net income (loss) applicable to common shareholders                 $  1,838,000         $  (867,000)
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Weighted average number of shares outstanding
     Common stock                                                     10,111,000           6,830,000
     5% convertible preferred stock                                       24,000              54,000
     5% Series B convertible preferred stock                                                 221,000
     Series C preferred stock                                          1,243,000
     Common stock purchase options and warrants                        2,670,000           2,848,000
     Convertible notes                                                    64,000
     Assumed repurchase of common stock                                 (700,000)           (884,000)
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Weighted average number of shares outstanding                         13,412,000           9,069,000
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Primary income (loss) per common share                              $       0.14         $     (0.10)
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